UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2017

Infinity Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-31141	33-0655706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

784 Memorial Drive, Cambridge, MA		02139
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 453-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On July 26, 2017, Infinity Pharmaceuticals, Inc. (the “Company”, “we”, or “our”) entered into a third amendment (the “Third Amendment”) to our Amended and Restated Development and License Agreement with Intellikine LLC (“Intellikine” and such agreement, as amended, the “Intellikine Agreement”). Intellikine was subsequently acquired by Takeda Pharmaceuticals Company Limited acting through its Millennium business unit. Under the Third Amendment, our obligations to Intellikine under the Intellikine Agreement to pay royalties with respect to worldwide net sales of products containing or comprised of a selective inhibitor of phosphoinositide-3-kinase (“PI3K”) gamma, including but not limited to IPI-549, are terminated. In consideration for such termination, we concurrently executed a convertible promissory note (the “Note”) pursuant to which we are obligated to pay Intellikine, or its designated affiliate, the principal amount of $6,000,000 together with interest accruing at a rate of 8% per annum on or before July 26, 2018 in cash or in shares of Company common stock, at the election of Intellikine. The share payment price would be equal to the average closing price of Company common stock for the 20 days prior to the payment date. We have the right to prepay the Note, in whole or in part, without penalty and any amounts owed under the Note would become immediately due and payable in the event of a change of control of the Company, as defined in the Note. Additionally, any unpaid amounts may become immediately due and payable upon customary events of default, as defined in the Note.

In the event that Intellikine elects to receive one or more payments in shares of Company common stock (a “Share Repayment”), we have agreed to file one or more registration statements on Form S-3 with the Securities and Exchange Commission (“SEC”) to register for resales the shares of common stock issuable upon repayment of the Note (“Repayment Shares”) within 45 days after each Share Repayment. In the event that we propose to make an underwritten offering of our common stock, subject to certain limitations, Intellikine will have “piggyback” registration rights, which require us, at the election of Intellikine, to cause to be included in such underwritten offering, any Repayment Shares then held by Intellikine.

The foregoing descriptions of the Third Amendment and Note do not purport to be complete and are qualified in their entirety by reference to the complete text of the Third Amendment and Note, which we intend to file with the SEC as exhibits to our Quarterly Report on Form 10-Q for the period ending September 30, 2017.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 relating to the Note is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

The information provided in Item 1.01 relating to the Note is hereby incorporated by reference into this Item 3.02. The Note described in Item 1.01 above was offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) under the Securities Act of 1933 (“Securities Act”). Such reliance was based upon Intellikine’s representation that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

Item 9.01	Financial Statements and Exhibits

(d) The following exhibit is included in this report:

Exhibit No.	Description

99.1	Press Release dated July 27, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINITY PHARMACEUTICALS, INC.

Date: July 27, 2017	By:	/s/ Seth A. Tasker
Seth A. Tasker
VP, General Counsel